Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-33094, 333-97249, and 333-149828 on Form S-8 of our report dated June 30, 2014 appearing in this Annual Report on Form 11-K of National Grid USA Companies’ Incentive Thrift Plan II for the year ended December 31, 2013.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

June 30, 2014